Exhibit 4.1

Execution Copy

ACCURIDE CORPORATION

as Issuer,

GUARANTORS NAMED IN SCHEDULE I HERETO

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of January 31, 2005

$275,000,000

8½% Senior Subordinated Notes due 2015

ACCURIDE CORPORATION(1)

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
OF 1939 AND INDENTURE, DATED AS OF JANUARY 31, 2005

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	608
	(a)(2)	608
	(b)	609
312	(a)	701
	(c)	702
313	(a)	703
	(c)	703
314	(a)(4)	1010(a)
	(c)(1)	102
	(c)(2)	102
	(e)	102
315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c), 603
316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	104(d)
317	(a)(1)	503
	(a)(2)	504
	(b)	1003
318	(a)	111

(1)                                  Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS(2)

PARTIES
RECITALS OF THE COMPANY

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.	DEFINITIONS
SECTION 102.	COMPLIANCE CERTIFICATES AND OPINIONS
SECTION 103.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE
SECTION 104.	ACTS OF HOLDERS
SECTION 105.	NOTICES, ETC., TO TRUSTEE, THE COMPANY AND ANY GUARANTOR
SECTION 106.	NOTICE TO HOLDERS; WAIVER
SECTION 107.	EFFECT OF HEADINGS AND TABLE OF CONTENTS
SECTION 108.	SUCCESSORS AND ASSIGNS
SECTION 109.	SEPARABILITY CLAUSE
SECTION 110.	BENEFITS OF INDENTURE
SECTION 111.	GOVERNING LAW
SECTION 112.	LEGAL HOLIDAYS
SECTION 113.	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, OR STOCKHOLDERS
SECTION 114.	COUNTERPARTS

ARTICLE TWO

NOTE FORMS

SECTION 201.	FORMS GENERALLY

ARTICLE THREE

THE NOTES

SECTION 301.	TITLE AND TERMS
SECTION 302.	DENOMINATIONS
SECTION 303.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING
SECTION 304.	TEMPORARY NOTES

(2)           Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION 305.	REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE
SECTION 306.	MUTILATED, DESTROYED, LOST AND STOLEN NOTES
SECTION 307.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED
SECTION 308.	PERSONS DEEMED OWNERS
SECTION 309.	CANCELLATION
SECTION 310.	COMPUTATION OF INTEREST
SECTION 311.	CUSIP NUMBERS
SECTION 312.	ISSUANCE OF ADDITIONAL NOTES

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.	SATISFACTION AND DISCHARGE OF INDENTURE
SECTION 402.	APPLICATION OF TRUST MONEY

ARTICLE FIVE

REMEDIES

SECTION 501.	EVENTS OF DEFAULT
SECTION 502.	ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT
SECTION 503.	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE
SECTION 504.	TRUSTEE MAY FILE PROOFS OF CLAIM
SECTION 505.	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES
SECTION 506.	APPLICATION OF MONEY COLLECTED
SECTION 507.	LIMITATION ON SUITS
SECTION 508.	UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST
SECTION 509.	RESTORATION OF RIGHTS AND REMEDIES
SECTION 510.	RIGHTS AND REMEDIES CUMULATIVE
SECTION 511.	DELAY OR OMISSION NOT WAIVER
SECTION 512.	CONTROL BY HOLDERS
SECTION 513.	WAIVER OF PAST DEFAULTS
SECTION 514.	WAIVER OF STAY OR EXTENSION LAWS
SECTION 515.	UNDERTAKING FOR COSTS

ARTICLE SIX

THE TRUSTEE

SECTION 601.	CERTAIN DUTIES AND RESPONSIBILITIES
SECTION 602.	NOTICE OF DEFAULTS

SECTION 603.	CERTAIN RIGHTS OF TRUSTEE
SECTION 604.	TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES
SECTION 605.	MAY HOLD NOTES
SECTION 606.	MONEY HELD IN TRUST
SECTION 607.	COMPENSATION AND REIMBURSEMENT
SECTION 608.	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY
SECTION 609.	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR
SECTION 610.	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR
SECTION 611.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES
SECTION 702.	DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS
SECTION 703.	REPORTS BY TRUSTEE

ARTICLE EIGHT

MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS
SECTION 802.	GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS
SECTION 803.	SUCCESSOR SUBSTITUTED

ARTICLE NINE

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS
SECTION 902.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS
SECTION 903.	EXECUTION OF SUPPLEMENTAL INDENTURES
SECTION 904.	EFFECT OF SUPPLEMENTAL INDENTURES
SECTION 905.	CONFORMITY WITH TRUST INDENTURE ACT
SECTION 906.	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES
SECTION 907.	NOTICE OF SUPPLEMENTAL INDENTURES
SECTION 908.	EFFECT ON SENIOR INDEBTEDNESS

ARTICLE TEN

COVENANTS

SECTION 1001.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST
SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY
SECTION 1003.	MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST
SECTION 1004.	CORPORATE EXISTENCE
SECTION 1005.	PAYMENT OF TAXES AND OTHER CLAIMS
SECTION 1006.	MAINTENANCE OF PROPERTIES
SECTION 1007.	INSURANCE
SECTION 1008.	COMPLIANCE WITH LAWS
SECTION 1009.	LIMITATION ON RESTRICTED PAYMENTS
SECTION 1010.	LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK
SECTION 1011.	LIMITATION ON LIENS
SECTION 1012.	LIMITATION ON TRANSACTIONS WITH AFFILIATES
SECTION 1013.	LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES
SECTION 1014.	LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES
SECTION 1015.	LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS
SECTION 1016.	PURCHASE OF NOTES UPON A CHANGE OF CONTROL
SECTION 1017.	LIMITATION ON SALES OF ASSETS
SECTION 1018.	STATEMENT BY OFFICERS AS TO DEFAULT
SECTION 1019.	COMMISSION REPORTS AND REPORTS TO HOLDERS
SECTION 1020.	SUSPENSION OF COVENANTS

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.	REDEMPTION
SECTION 1102.	APPLICABILITY OF ARTICLE
SECTION 1103.	ELECTION TO REDEEM; NOTICE TO TRUSTEE
SECTION 1104.	SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED
SECTION 1105.	NOTICE OF REDEMPTION
SECTION 1106.	DEPOSIT OF REDEMPTION PRICE
SECTION 1107.	NOTES PAYABLE ON REDEMPTION DATE
SECTION 1108.	NOTES REDEEMED IN PART

v

ARTICLE TWELVE

GUARANTEES

SECTION 1201.	GUARANTEES
SECTION 1202.	SEVERABILITY
SECTION 1203.	RESTRICTED SUBSIDIARIES
SECTION 1204.	SUBORDINATION OF GUARANTEES
SECTION 1205.	LIMITATION OF GUARANTORS’ LIABILITY
SECTION 1206.	CONTRIBUTION
SECTION 1207.	SUBROGATION
SECTION 1208.	REINSTATEMENT
SECTION 1209.	RELEASE OF A GUARANTOR
SECTION 1210.	BENEFITS ACKNOWLEDGED

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	COMPANY’S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE
SECTION 1302.	LEGAL DEFEASANCE AND DISCHARGE
SECTION 1303.	COVENANT DEFEASANCE
SECTION 1304.	CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE
SECTION 1305.	DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS
SECTION 1306.	REINSTATEMENT

ARTICLE FOURTEEN

SUBORDINATION OF NOTES

SECTION 1401.	NOTES SUBORDINATE TO SENIOR INDEBTEDNESS
SECTION 1402.	PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.
SECTION 1403.	SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT
SECTION 1404.	ACCELERATION OF NOTES
SECTION 1405.	WHEN DISTRIBUTION MUST BE PAID OVER
SECTION 1406.	NOTICE BY COMPANY
SECTION 1407.	PAYMENT PERMITTED IF NO DEFAULT
SECTION 1408.	SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS
SECTION 1409.	PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS
SECTION 1410.	TRUSTEE TO EFFECTUATE SUBORDINATION
SECTION 1411.	SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY
SECTION 1412.	DISTRIBUTION OR NOTICE TO REPRESENTATIVE
SECTION 1413.	NOTICE TO TRUSTEE

SECTION 1414.	RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT
SECTION 1415.	RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEES’ RIGHTS
SECTION 1416.	ARTICLE APPLICABLE TO PAYING AGENTS
SECTION 1417.	NO SUSPENSION OF REMEDIES
SECTION 1418.	MODIFICATION OF TERMS OF SENIOR INDEBTEDNESS
SECTION 1419.	CERTAIN TERMS
SECTION 1420.	TRUST MONEYS NOT SUBORDINATED

APPENDIX & EXHIBITS

Rule 144A/Regulation S/IAI Appendix
Exhibit 1 to Rule 144A/Regulation S/IAI Appendix – Form of Initial Note
Exhibit 2 to Rule 144A/Regulation S/IAI Appendix – Form of Transferee Letter of Representation
Exhibit A – Form of Exchange Security or Private Exchange Security
Exhibit B – Form of Notation of Guarantee
Exhibit C – Form of Supplemental Indenture
Exhibit D – Form of Incumbency Certificate

INDENTURE, dated as of January 31, 2005 (this “Indenture”), among ACCURIDE CORPORATION, a Delaware corporation (the “Company”), having its principal office at 7140 Office Circle, Evansville, Indiana  47715, and certain of the Company’s direct and indirect Domestic Subsidiaries (as defined below), each named in the signature pages hereto (each, a “Guarantor” and, collectively, the “Guarantors”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of and issuance of (i) its 8½% Senior Subordinated Notes due 2015 issued on the date hereof (the “Initial Notes”), and (ii) if and when issued as required by the Registration Rights Agreement dated the date hereof, among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”), 8½% Senior Subordinated Exchange Notes due 2015 issued in an Exchange Offer in exchange for any Initial Notes (the “Exchange Notes” and, together with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

Each Guarantor has duly authorized its Guarantee of the Initial Notes, and if and when issued, the Exchange Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid and legally agreement of the Company in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.                                            DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(d)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)           the word “or” is not exclusive;

(f)            “including” means including without limitation;

(g)           all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(h)           all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Special Interest (as herein defined) pursuant to the Registration Rights Agreement;

(i)            all references to the date the Notes were originally issued shall refer to the Issuance Date; and

(j)            provisions of this Indenture apply to successive events and transactions.

Certain terms, used principally in Articles Two, Ten, Thirteen and Fourteen, are defined in those Articles.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act” when used with respect to any Holder, has the meaning set forth in Section 104.

“Additional Notes” means any Notes issued by the Company pursuant to Section 312.

“Adjusted Net Assets” has the meaning specified in Section 1206 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1012 of this Indenture.

“Agent” means any Paying Agent, Authenticating Agent and Note Registrar under this Indenture.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such time of (1) the Redemption Price of such Note at February 1, 2010 (such redemption prices as described in the Notes) plus (2) all required interest payments due on such Note through February 1, 2010 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Section 801 herein or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1009;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $10.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or a lease or sub-lease of any real or personal property in the ordinary course of business;

(h) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issuance Date, including, without limitation, sale-leasebacks and asset securitizations permitted by this Indenture;

(i) foreclosures on assets;

(j) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of Permitted Investments); and

(k) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

“Asset Sale Offer” has the meaning specified in Section 1017 of this Indenture.

“Authenticating Agent” means the Person appointed, if any, by the Trustee as an authenticating agent pursuant to the last paragraph of Section 303.

“Bank Agent” means Citicorp USA, Inc., in its capacity as administrative agent under the Senior Credit Facilities, and any successor administrative agent thereunder.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person or any committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1) United States dollars,

(2) pounds sterling,

(3)           (a) euro, or any national currency of any participating member state in the European Union, or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7) commercial paper rated A-1 or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition,

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1)-(7) above,

(9) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(10) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.

“Change of Control Offer” has the meaning specified in Section 1016 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1016 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1016 of this Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issuance Date or issued after Issuance Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company (a) by its Chairman, a Vice-Chairman, its President or any Vice President and (b) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges, excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of

Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expenses attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—”Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations, and net payments, if any, pursuant to interest rate Hedging Obligations, excluding amortization of deferred financing fees and any expensing of bridge or other financing fees, and

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less

(c) interest income for such period;

provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense; and provided further that the consolidated interest expense of any Restricted Subsidiary that is party to any agreement that has not been legally waived that restricts the declaration or payment of dividends or similar distributions shall be included only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income (without giving effect to clause (vii) of the definition thereof) for so long as such Restricted Subsidiary is party to any agreement that has not been legally waived that restricts the declaration or payment of dividends or similar distributions.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance or relocation and the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) (without duplication in the case of calculating Restricted Payments or Permitted Investments) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (iv)(3)(A) of the first paragraph of Section 1009, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) (without duplication in the case of calculating Restricted Payments or Permitted Investments) to the referent Person or a Restricted Subsidiary thereof in respect of such period.

(7) any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issuance Date, net of taxes, shall be excluded,

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 2 N. La Salle Street, Suite 1020, Chicago, IL 60602, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Credit Facilities” means, with respect to the Company, one or more debt facilities, including, without limitation, the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 307.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iv)(3) of paragraph (a) of Section 1009.

“Designated Senior Indebtedness” means (i) Senior Indebtedness under the Senior Credit Facilities and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as Designated Senior Indebtedness.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a Change of Control or Asset Sale, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, other than as a result of a Change of Control or Asset Sale, in whole or in part, in each case prior to the date 91 days after the maturity date of the Notes; provided, however; that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

(a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period and any Receivables Fees paid by such Person or any of its Restricted Subsidiaries during such period, in each case to the extent the same was deducted in calculating such Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (whether or not successful) (including such fees, expenses or charges related to the Transactions) and deducted in such period in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issuance Date, plus

(f) without duplication, any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period, plus

(g) the amount of management, monitoring, consulting and advisory fees and related expenses paid to Kohlberg Kravis Roberts & Co. L.P. or Trimaran or any of their respective affiliates plus

(h) the amount of any minority interest expense deducted in such period in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), less

(i) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or preferred stock of the Company or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to the Company’s or any direct or indirect parent corporation’s Common Stock registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

“Event of Default” has the meaning set forth in Section 501.

“Excess Proceeds” has the meaning set forth in Section 1017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” has the meaning stated in the first recital of this Indenture. Unless the context otherwise requires, all references to the Exchange Notes shall include 8½% Senior Subordinated Exchange Notes due 2015 in exchange for any Additional Notes.

“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case, received by the Company from

(a) contributions to its common equity capital and

(b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in paragraph (c) of Section 1009.

“Existing Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of the sale of the Notes as described in the Offering Memorandum.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the reduction of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period; provided that the pro forma change in EBITDA projected by the Company in good faith as a result of reasonably identifiable and factually supportable cost savings and costs (excluding one-time transition, transaction and restructuring costs), as the case may be, expected to be realized during the consecutive four-quarter period commencing after such acquisition or transaction (the “Savings Period”) shall be included in such calculation for any reference period that includes any of the Savings Period; provided, further, that any such pro forma change to such EBITDA shall be without duplication for cost savings and costs (excluding one-time transition, transaction and restructuring costs) actually realized and already included in such EBITDA. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a) Consolidated Interest Expense of such Person for such period,

(b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof.

“Funding Guarantor” has the meaning set forth in Section 1206 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issuance Date.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means all Restricted Subsidiaries that are Domestic Subsidiaries and guarantee the Senior Credit Facilities as of the Issuance Date and any other Subsidiary of the Company that executes a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

(ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the Notes.

“incur” has the meaning set forth in Section 1010 of this Indenture.

“incurrence” has the meaning set forth in Section 1010 of this Indenture.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness of such Person, whether or not contingent

(1) in respect of borrowed money,

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or

(4) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness of a Person.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”), (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a “General Partner”) and (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent paid by the Company or its Restricted Subsidiaries.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning specified in the recitals to this Indenture.

“Initial Purchasers” means, collectively, Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as purchasers of the Initial Notes.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1009,

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issuance Date” means the closing date for the sale and original issuance of the Notes hereunder.

“Letter of Credit Obligations” means all Obligations in respect of Indebtedness of the Company with respect to letters of credit issued pursuant to the Senior Credit Facilities which Indebtedness shall be deemed to consist of

(a) the aggregate maximum amount available to be drawn under all such letters of credit (the determination of such aggregate maximum amount to assume compliance with all conditions for drawing) and

(b) the aggregate amount that has been paid by, and not reimbursed to, the issuers under such letters of credit.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means members of management listed in the section entitled “Management” in the Offering Memorandum who are shareholders of the Company on the Issuance Date.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than required by clause (i) of the second paragraph of Section 1017) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer Period” means the period from the date of a Change of Control until and including the Change of Control Payment Date.

“Offering Memorandum” means the Offering Memorandum dated January 26, 2005 with respect to the offering of the Notes.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company that meets the requirements set forth in Section 102.

 “Opinion of Counsel” means a written opinion of legal counsel, which and who are reasonably acceptable to, and addressed to the Trustee complying with the requirements of Section 102. Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company or a Guarantor.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

(d)           Notes paid pursuant to Section 306 and Notes in exchange for or in lieu of which other Notes (including pursuant to Section 306) have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

“Pari Passu Indebtedness” means

(a) with respect to the Notes, Indebtedness which ranks pari passu in right of payment to the Notes and

(b) with respect to any Guarantor, Indebtedness that ranks pari passu in right of payment to such Guarantee of such Guarantor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Payment Blockage Notice” has the meaning set forth in Section 1403 of this Indenture.

“Payment Blockage Period” has the meaning set forth in Section 1403 of this Indenture.

“payment default” has the meaning set forth in Section 1403 of this Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination or Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 1017.

“Permitted Holders” means Kohlberg Kravis Roberts & Co. L.P. and Trimaran, each of their respective Affiliates and the Management Group.

“Permitted Investments” means:

(a) any Investment in the Company or any Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1017 or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issuance Date;

(f) advances to employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by the Company or any of its Restricted Subsidiaries

(1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

(2) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Hedging Obligations permitted under clause (x) of paragraph (b) of Section 1010;

(i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(j) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds), not to exceed the greater of (x) $100.0 million or (y) 9% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(k) Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent corporations (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of paragraph (a) of Section 1009;

(l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds or distributions made pursuant to clause (xiv) of paragraph (b) of Section 1009), not to exceed the greater of (x) $40.0 million or (y) 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(m) Investments relating to any special purpose Wholly Owned Subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility;

(n) guarantees (including Guarantees) of Indebtedness permitted under Section 1010;

(o) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the paragraph (b) of Section 1012, except transactions described under clauses (ii), (vi), (vii) and (xi) of paragraph (b) thereunder); and

(p) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

“Permitted Junior Securities” means:

(1) Equity Interests (other than Disqualified Stock) in the Company, any Guarantor or any direct or indirect parent of the Company; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Indebtedness under this Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred under Section 1010(b)(ii) or (xiii)

(7) Liens existing on the Issuance Date, including, without limitation, pursuant to Existing Indebtedness or the Senior Credit Facilities and their related documentation;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under Section 1010 hereof;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Company or any Guarantor;

(16) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such equipment is located;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers; and

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do to exceed $25.0 million at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“QIB” means a “Qualified Institutional Buyer” under Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issuance Date, among the Company, the Guarantors and the initial purchasers party thereto.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means any Person controlled by a Permitted Holder, including any partnership or limited liability company of which a Permitted Holder or its Affiliates is the general partner or managing member, as the case may be.

“Representative” means (a) with respect to the Senior Credit Facilities, the Bank Agent and (b) with respect to any other Senior Indebtedness, the indenture trustee or other trustee, agent or representative for the holders of such Senior Indebtedness.

“Repurchase Offer” means an offer made by the Company to purchase all or any portion of a Holder’s Notes pursuant to Sections 1016 and 1017 herein.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Credit Facilities” means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Transactions, including any collateral documents, guarantees, instruments and agreements executed in connection therewith, in each case as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Company, certain Subsidiaries of the Company, the financial institutions named therein, and Citicorp USA, Inc., as Administrative Agent, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Senior Indebtedness” means (i) the Obligations under the Senior Credit Facilities and (ii) any other Indebtedness permitted to be incurred by the Company or any Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, including, with respect to clauses (i) and (ii), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Senior Indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any obligation of the Company to any of its Subsidiaries, (3) any accounts payable or trade liabilities arising in the ordinary course of business (including instruments evidencing such liabilities) other than obligations in respect of letters of credit under the Senior Credit Facilities, (4) any Indebtedness that is incurred in violation of this Indenture, but, as to any such Indebtedness incurred under the Senior Credit Facilities, no such violation shall be deemed to exist for purposes of this clause (4) if the holders of such Indebtedness or their representative shall have received an Officers’ Certificate to the effect that the incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, guarantee or obligation of the Company, (7) Indebtedness evidenced by the Notes and (8) Capital Stock of the Company.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issuance Date.

“Similar Business” means the business and any services, activities or businesses incidental or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the date of this Indenture or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means (a) with respect to the Notes, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantee, any Indebtedness of the applicable Guarantor which is by its terms subordinated in right of payment to such Guarantee.

“Subordinated Note Obligations” means any principal of, premium, if any, and interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, together with and including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Transaction Agreement” means the Agreement and Plan of Merger dated as of December 24, 2004 by and among the Company, Amber Acquisition Corp., Transportation Technologies Industries, Inc., the persons listed on Annex I thereto and Andrew Weller, Jay Bloom and Mark Dalton, as the company stockholders representatives, as may be amended from time to time.

“Transactions” means the transactions contemplated by the Transaction Agreement, the Notes offered by the Offering Memorandum and the Senior Credit Facilities as in effect on the Issuance Date.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2010; provided, however, that if the period from the Redemption Date to February 1, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trimaran” means Trimaran Capital Partners, Trimaran Fund II, LLC, Trimaran Capital, LLC, Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners, CIBC Capital Corporation, Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P. and Albion Alliance Mezzanine Fund II, L.P.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns, or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) the Company certifies that such designation complies with the requirements of Section 1009 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 1010, or (ii) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the

Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (b) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 102.                                            COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers’ Certificate in form and substance reasonably acceptable to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 1018(a)) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.                                            FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                            ACTS OF HOLDERS.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 306) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.                                            NOTICES, ETC., TO TRUSTEE, THE COMPANY AND ANY GUARANTOR.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing (which may be via facsimile), to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2)           the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing (which may include via facsimile), or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

SECTION 106.                                            NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107.                                            EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.                                            SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors, whether so expressed or not.  All agreements of each Guarantor in this Indenture shall bind its successors, whether so expressed or not, except as otherwise provided in Section 1209 hereof.

SECTION 109.                                            SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.                                            BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, (other than the parties hereto, any Agent and their successors hereunder and each of the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.                                            GOVERNING LAW.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UPON THE ISSUANCE OF THE EXCHANGE NOTES OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

SECTION 112.                                            LEGAL HOLIDAYS.

In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 307 or Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 307, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or date established for payment of Defaulted Interest pursuant to Section 307, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

SECTION 113.                      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, OR STOCKHOLDERS.

No director, officer, employee, incorporator or stockholders, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or such Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 114.                                            COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

NOTE FORMS

SECTION 201.                                            FORMS GENERALLY.

Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A / Regulation S / IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Exchange Notes, the Private Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company).  Each Note shall be dated the date of its authentication.  The terms of the Note set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

ARTICLE THREE

THE NOTES

SECTION 301.                                            TITLE AND TERMS.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any Additional Notes issued under this Indenture are issued in accordance with Sections 303 and 1010 hereof, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “8½% Senior Subordinated Notes due 2015” of the Company. The Stated Maturity of the Notes shall be February 1, 2015, and they shall bear interest at the rate of 8½% per annum, which rate may be increased in the event of a Registration Default pursuant to the Registration Rights Agreement, from January 31, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on August 1, 2005 and semi-annually thereafter on February 1 and August 1 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 15 or July 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of (and premium, if any) and interest and Special Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register; provided that all payments of principal, premium, if any, and interest and Special Interest, if any, with respect to Notes represented by one or more permanent global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1016.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 1017.

The Notes shall be redeemable as provided in Article Eleven and in the Notes.

The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fourteen.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 302.                                            DENOMINATIONS.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 303.                                            EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Notes shall be executed on behalf of the Company by an Officer. The signature of an Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

On the Issuance Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $275,000,000 executed by the Company to the Trustee for authentication, directing the Trustee to authenticate the Initial Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issuance Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes.  On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $275,000,000 plus the aggregate amount of any Additional Notes isssued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes, Additional Notes or Exchange Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

SECTION 304.                                            TEMPORARY NOTES.

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 305.                                            REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers’ Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1016, 1017 or 1108, not involving any transfer.

SECTION 306.                                            MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any Guarantor and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.                                            PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register, provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Record Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Record Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.                                            PERSONS DEEMED OWNERS.

Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 309.                                            CANCELLATION.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 309. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

SECTION 310.                                            COMPUTATION OF INTEREST.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.                                            CUSIP NUMBERS.

The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

SECTION 312.                                            ISSUANCE OF ADDITIONAL NOTES.

The Company may, subject to Section 1010 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issuance Date (the “Additional Notes”); provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code. The Initial Notes issued on the Issuance Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.  Exchange Notes issued in exchange for Initial Notes issued on the Issuance Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.                                            SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Company Request cease to be of further effect (except as set forth in the last paragraph of this Section and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)           either

(a)           all such Notes theretofore authenticated and delivered (other than (i) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)           all such Notes not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable by reason of the making of a notice of redemption or otherwise; or

(ii)           will become due and payable at their Stated Maturity within one year; or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           no Default or Event of Default (other than resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other debt instrument or material agreement to which the Company or any Guarantor is a party or by which it is bound;

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable hereunder by the Company or any Guarantor;

(4)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.                                            APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Governmental Securities has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501.                                            EVENTS OF DEFAULT.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default in payment when due and payable, upon redemption, acceleration or otherwise, of principal or premium, if any, on the Notes whether or not such payment shall be prohibited by Article Fourteen hereof or Section 1204;

(ii)           default for 30 days or more in the payment when due of interest with respect to the Notes whether or not such payment shall be prohibited by Article Fourteen hereof or Section 1204;

(iii)          default in the performance, or breach, of any covenant, warranty or other agreement of the Company or any Guarantor contained in this Indenture or any Guarantee under this Indenture (other than a default in the performance, or breach, of a covenant, warranty or agreement which is specifically dealt with in clauses (i) or (ii) of this Section 501) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company or such Guarantor by the Trustee or to the Company or such Guarantor and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes then Outstanding;

(iv)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $40.0 million or more at any one time outstanding;

(v)           failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $40.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(vi)          the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Federal Bankruptcy Code: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due;

(vii)         a court of competent jurisdiction enters an order or decree under any Federal Bankruptcy Code that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries; provided that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary; or

(viii)        the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or is declared null and void or any Responsible Officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture).

SECTION 502.                                            ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default (other than by reason of an Event of Default specified in Section 501(vi) or 501(vii)) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Notes Outstanding may declare the principal (and premium, if any), interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that, so long as any Indebtedness permitted to be incurred under this Indenture as part of the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of (i) acceleration of any such Indebtedness under the Senior Credit Facilities or (ii) five Business Days after the giving of written notice to the Company and the Bank Agent of such acceleration. Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in Section 501(vi) or 501(vii) occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A)          all overdue interest on all Outstanding Notes,

(B)           all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal and premium at the rate borne by the Notes (for purposes of this clause (B) without duplication to amounts to be paid or deposited under clause (A) above),

(C)           to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513;

(3)           if the rescission would not conflict with any judgment or decree; and

(4)           in the event of the cure or waiver of an Event of Default specified in clause (iv) of Section 501, the Trustee shall have received an Officers’ Certificate and, if appropriate, an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon a determination by the Company that the Senior Credit Facilities are no longer in effect, the Company shall promptly give to the Trustee written notice thereof, which notice shall be countersigned by the Bank Agent. Unless and until the Trustee shall have received such written notice with respect to the Senior Credit Facilities, the Trustee, subject to the TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that the Senior Credit Facilities are in effect (unless a Responsible Officer of the Trustee shall have knowledge to the contrary).

SECTION 503.                                       COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

If an Event of Default specified in Section 501(i) or 501(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor (in accordance with the applicable Guarantee) or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 513. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

SECTION 504.                                            TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

SECTION 505.                                            TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506.                                            APPLICATION OF MONEY COLLECTED.

Subject to Article Fourteen and Section 1204, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507.                                            LIMITATION ON SUITS.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of not less than 30% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508.                                       UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.                                       RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.                                       RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                                            DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                                            CONTROL BY HOLDERS.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture or any Guarantee,

(2)                                  the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting; and

(3)                                  subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.                                            WAIVER OF PAST DEFAULTS.

Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under the Indenture or any Guarantee except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

In the event that any Event of Default specified in Section 501(iv) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.                                            WAIVER OF STAY OR EXTENSION LAWS.

The Company, the Guarantors and any other obligors upon the Notes, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, any Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515.                                            UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX

THE TRUSTEE

SECTION 601.                                            CERTAIN DUTIES AND RESPONSIBILITIES.

(a)                                  Except during the continuance of a Default or an Event of Default,

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions which by any provision hereof are required to be delivered to the Trustee, furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the

Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)                                 In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

(1)                                  this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)                                  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.                                            NOTICE OF DEFAULTS.

Within 60 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(iii) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 603.                                            CERTAIN RIGHTS OF TRUSTEE.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)                                  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate;

(4)                                  the Trustee may consult with counsel of its selection and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(8)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(c)                                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(e)                                  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)                                    The Trustee may make a written request that the Company deliver to the Trustee within five Business Days a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 604.                                            TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605.                                            MAY HOLD NOTES.

The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

SECTION 606.                                            MONEY HELD IN TRUST.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.                                            COMPENSATION AND REIMBURSEMENT.

(1)                                  The Company agrees to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  The Company agrees, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

(3)                                  The Company and the Guarantors, jointly and severally, agree to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (regardless of whether such claim is asserted by the Company, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Holders upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(vi) or (vii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.                                            CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a), and which shall have an office in The City of New York and shall have a combined capital and surplus of at least $100,000,000 (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have a combined capital and surplus of at least $100,000,000). If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609.                                            RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d)                                 If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(e)                                  If at any time:

(1)                                  the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(3)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g)                                 The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610.                                            ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.                                            MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.                                            COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES.

The Company will furnish or cause to be furnished to the Trustee

(a)                                  semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)                                 at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

SECTION 702.                                            DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 703.                                            REPORTS BY TRUSTEE.

Within 60 days after May 15 of each year commencing with May 15, 2005, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such January 31 if required by TIA Section 313(a).

ARTICLE EIGHT

MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.                                            COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)                                     the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii)                                  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)                               immediately after such transaction, no Default or Event of Default exists;

(iv)                              immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 1010, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(v)                                 each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)                              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture.

Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 802.                                            GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

Subject to Section 1209, each Guarantor shall not, and the Company shall not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to, any Person, unless at the time and after giving effect:

(A)  (i)  such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii)                                  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor hereunder and under such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)                               immediately after such transaction, no Default or Event of Default exists; and

(iv)                              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(B)                                the transaction is made in compliance with Section 1017.

Subject to Section 1209 hereof, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.

SECTION 803.                                            SUCCESSOR SUBSTITUTED.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 901.                                            SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holder, the Company, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee or the Notes, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                  to comply with Article Eight hereof;

(4)                                  to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of such Notes;

(5)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(6)                                  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)                                  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)                                  to evidence and provide for the acceptance and appointment hereunder of a successor Trustee pursuant to the requirements of Section 610;

(9)                                  to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10)                            to add a Guarantor hereunder; or

(11)                            to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes.

SECTION 902.                                            SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer, for Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party) when authorized by a Board Resolution of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereunder or thereunder or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Company or its Affiliates (including consents obtained in connection with the purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby (with respect to any Notes held by a nonconsenting Holder):

(1)                                  reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver; or

(2)                                  reduce the principal of or change or have the effect of changing the Stated Maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1016 and 1017 and the defined terms used therein); or

(3)                                  reduce the rate of or change or have the effect of changing the time for payment of interest on any Note; or

(4)                                  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes Outstanding and a waiver of the payment default that resulted from the acceleration), or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders; or

(5)                                  make any Note payable in money other than that stated in the Notes; or

(6)                                  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of the Holders to receive payments of principal of or premium, if any, or interest on the Notes; or

(7)                                  make any change in the foregoing amendment and waiver provisions; or

(8)                                  impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(9)                                  make any change in the subordination provisions of this Indenture that would adversely affect the Holders.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                                            EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.                                            EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

SECTION 905.                                            CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.                                            REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 907.                                            NOTICE OF SUPPLEMENTAL INDENTURES.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

SECTION 908.                                            EFFECT ON SENIOR INDEBTEDNESS.

No supplemental indenture shall adversely affect the rights of any holders of Senior Indebtedness under Article Fourteen unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.                                      PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Special Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.                                      MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003.                                      MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest or Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                                  hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                  give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)                                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.                                      CORPORATE EXISTENCE.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 1005.                                      PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 1006.                                      MAINTENANCE OF PROPERTIES.

The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

SECTION 1007.                                      INSURANCE.

To the extent available at commercially reasonable rates, the Company will maintain, and will cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size, including professional and general liability, property and casualty loss, workers’ compensation and interruption of business insurance.

SECTION 1008.                                      COMPLIANCE WITH LAWS.

The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 1009.                                      LIMITATION ON RESTRICTED PAYMENTS.

(a)                                  The Company will not, and will not permit any Restricted Subsidiaries, directly or indirectly, to take any of the following actions:

(i)                                     declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)                                  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(iii)                               make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under the covenants described in clauses (vii) and (viii) paragraph (b) the under Section 1010 or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase or acquistion); or

(iv)                              make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                  immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under paragraph (a) of Section 1010; and

(3)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof), (iv) (only to the extent that amounts paid pursuant to such clause are greater than amounts that would have been paid pursuant to such clause if $5.0 million and $10.0 million were substituted in such clause for $10.0 million and $20.0 million, respectively), (v), (vi)(A) and (C) and (ix) of the paragraph (b) of this Section 1009, but excluding all other Restricted Payments permitted by paragraph (b) of this Section 1009), is less than the sum of:

(A)                            50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issuance Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)                              100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities and Qualified Proceeds received by the Company since immediately after the Issuance Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1010(b)(xiii) from the issue or sale of (x) Equity Interests of the Company (including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities and Qualified Proceeds received from the sale of (a) Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent corporation of the Company and the Company’s Subsidiaries after the Issuance Date to the extent such amounts have been applied to Restricted Payments in accordance with clause (iv) of the next succeeding paragraph, and (b) Designated Preferred Stock) and to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent corporations (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporation) or (y) debt securities of the Company that have been converted into such Equity Interests of the Company; provided, however, that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (d) Excluded Contributions, plus

(C)                              100% of the aggregate amount of cash, and the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities and Qualified Proceeds contributed to the capital of the Company following the Issuance Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1010(b)(xiii) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

(D)                             100% of the aggregate amount received in cash, the fair market value, as determined in good faith by the Board of Directors of the Company, of marketable securities and Qualified Proceeds (other than Restricted Investments) received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by such Person and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (vii) or (x) of paragraph (b) of this Section 1009 or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(E)                               in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the investment in such Unrestricted Subsidiaries, as determined by the Board of Directors in good faith or if such fair market value may exceed $25.0 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (vii) or (x) of paragraph (b) of this Section 1009 or to the extent such Investment constituted a Permitted Investment).

(b)                                 The foregoing provisions will not prohibit:

(i)                                     the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(ii)                                  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company, or any Equity Interests of any direct or indirect parent corporations of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock) (“Refunding Capital Stock”), and (B) the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided, however, that at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(iii)                               the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to the Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Notes or the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Notes or the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv)                              a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company, or any Equity Interests of any direct or indirect parent corporations of the Company, held by any future, present or former employee, director or consultant of the Company or any Subsidiary or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) does not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Company and, to the extent contributed to the Company, Equity Interest of any of the Company’s direct or indirect parent corporations, in each case, to members of management, directors or consultants of the Company and its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issuance Date (to the extent the cash proceeds from the sale of such Equity Interest have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding subclause (a)(3)) plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issuance Date less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this subparagraph (iv); and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its direct or indirect parent corporations or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent corporations will not be deemed to constitute a Restricted Payment for purposes of this Section 1009 or any other provision hereof;

(v)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any other Restricted Subsidiary issued in accordance with Section 1010 to the extent such dividends are included in the definition of Fixed Charges;

(vi)                              (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issuance Date; (B) the declaration and payment of dividends to a direct or indirect parent corporation of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issuance Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii); provided, however, in the case of each of (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii)                           Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds or distributions made pursuant to clause (ix) of paragraph (b) of this Section 1009), not to exceed $30.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii)                        repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(ix)                                the payment of dividends on the Company’s Common Stock, following the first public offering of the Company’s Common Stock or the Common Stock of its direct or indirect parent corporations after the Issuance Date, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company’s Common Stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(x)                                   Investments that are made with Excluded Contributions;

(xi)                                other Restricted Payments in an aggregate amount not to exceed $40.0 million;

(xii)                             the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent, if necessary, in amounts required for either of their respective direct or indirect parent corporations to pay

(A)                              franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

(B)                                federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

(C)                                customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent corporation of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

(D)                               general corporate overhead expenses of any direct or indirect parent corporation of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(xiii)                          distributions or payments of Receivables Fees;

(xiv)                         the distribution, as a dividend or otherwise, of shares of Capital Stock, or Indebtedness, of Unrestricted Subsidiaries (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of Permitted Investments);

(xv)                            cash dividends or other distributions on the Company’s or any Restricted Subsidiary’s Capital Stock used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 1012; and

(xvi)                         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions of Section 1016 and Section 1017 provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

provided however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi) and (xi), no Default or Event or Default shall have occurred and be continuing or would occur as a consequence thereof.

To the extent the issuance of Equity Interests and the receipt of capital contributions are applied to permit the issuance of Indebtedness pursuant to clause (xiii) of paragraph (b) of Section 1010, the issuance of such Equity Interests and the receipt of such capital contributions shall not be applied to permit payments under this covenant or Permitted Investments (other than clauses (i) and (iii) of paragraph (b) of Section 1010).

(c)                                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, which calculations may be based upon the Company’s latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officers’ Certificate.

(d)                                 As of the Issuance Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time (whether pursuant to clause (a) of this Section 1009 or under clauses (vii), (x) and (xi) of paragraph (b) of this Section 1009 or pursuant to the definition of “Permitted Investments”) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 1010.                                 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $100.0 million at any one time outstanding.

(b)                                 The foregoing limitations will not apply to:

(i)                                     the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $815.0 million outstanding at any one time; provided that Indebtedness incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (i) may not exceed $200.0 million outstanding at any one time;

(ii)                                  the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes issued on the Issuance Date (including any Guarantee) (other than any Additional Notes);

(iii)                               (x) the Existing Indebtedness (other than Indebtedness described in clauses (i) and (ii));

(iv)                              Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified

Stock and preferred stock then outstanding and incurred pursuant to this clause (iv) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (iv), does not exceed the greater of (x) $115.0 million and (y) 10% of Total Assets;

(v)                                 Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vi)                              Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(vii)                           Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(viii)                        Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that (A) any such Indebtedness is made pursuant to an intercompany note and (B) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(ix)                                shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

(x)                                   Hedging Obligations that are incurred in the ordinary course of business (but in any event excluding Hedging Obligations entered into for speculative purposes);

(xi)                                obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xii)                             Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(xiii)                          Indebtedness, Disqualified Stock or preferred stock of the Company and any of its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (xiii), does not at any one time outstanding exceed the sum of (x) $150.0 million and (y) 100% of the net cash proceeds received by the Company since immediately after the Issuance Date from the issue or sale of Equity Interests of the Company or net cash proceeds contributed to the capital of the Company (in each case other than Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (ii) and (iii) of paragraph (b) of Section 1009 to the extent such net cash proceeds have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the paragraph (b) of Section 1009 or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) thereof) (it being understood that any Indebtedness, Disqualified Stock and preferred stock incurred under this clause (xiii) shall cease to be deemed incurred or outstanding for purposes of this clause (xiii) but shall be deemed to be incurred for purposes of paragraph (a) of this Section 1010 from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under paragraph (a) of this Section 1010 without reliance upon this clause (xiii));

(xiv)                         (A) any guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture and (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company, provided that such Guarantee is incurred in accordance with paragraph (a) of Section 1014;

(xv)                            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock which serves to refund, refinance or restructure any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under paragraph (a) and clauses (ii) and (iii), this clause (xv) and clause (xvi) below of this paragraph (b) of Section 1010, or any Indebtedness, Disqualified Stock or preferred stock issued to so refund, refinance or restructure such Indebtedness including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances (x) Indebtedness subordinated or pari passu to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or any Guarantee of the Notes at least to the same extent as the Indebtedness being refinanced or refunded or (y) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (C) shall not include (x) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Company, (y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or (z) Indebtedness, Disqualified Stock or preferred stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary; and provided further that subclauses (A) and (B) of this clause (xv) will not apply to any refunding or refinancing of any Senior Indebtedness;

(xvi)                         Indebtedness or Disqualified Stock or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness under paragraph (a) or (B) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger;

(xvii)                      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(xviii)                   Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(xix)                           (1) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(2) any guarantee by a Restricted Subsidiary of Indebtedness of the Company, provided that such guarantee is incurred in accordance with Section 1014.

For purposes of determining compliance with this Section, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (i) through (xix) above or is entitled to be incurred pursuant to paragraph (a) of this Section 1010, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities after the application of the net proceeds from the sale of the Notes will be treated as incurred on the Issuance Date under paragraph (a) of this Section 1010.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 1011.                                      LIMITATION ON LIENS.

The Company will not, and will not permit any Guarantor to, directly or indirectly create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Company or such Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are equally and ratably secured (or senior to, in the event the Lien relates to Subordinated Indebtedness) with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

SECTION 1012.                                      LIMITATION ON TRANSACTIONS WITH AFFILIATES.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(i)                   such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)                 The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by Section 1009 and Permitted Investments; (iii) the payment of management, consulting and advisory fees and related expenses to Kohlberg Kravis Roberts & Co. L.P. and Trimaran and each of their respective Affiliates; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to Kohlberg Kravis Roberts & Co. L.P. and Trimaran and each of their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith; (vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of paragraph (a); (vii) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith; (viii) any agreement as in effect as of the Issuance Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby; (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issuance Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issuance Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect; (x) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Offering Memorandum; (xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company or its

Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (xii) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, officer, employee or consultant; (xiii) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (xiv) any contribution to the capital of the Company; and (xv) pledges of Equity Interests of Unrestricted Subsidiaries.

SECTION 1013.                   LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)                 (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)                 sell, lease, or transfer any of its properties or assets to the Company, or any of its Restricted Subsidiaries; except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)                 contractual encumbrances or restrictions in effect on the Issuance Date, including, without limitation, pursuant to Existing Indebtedness or the Senior Credit Facilities and their related documentation;

(2)                 this Indenture and the Notes;

(3)                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)                 applicable law or any applicable rule, regulation or order;

(5)                 any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)                 contracts for the sale of assets, including, without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)                 secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1010 and 1011 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                 other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to Section 1010;

(10)              customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)              customary provisions contained in leases and other agreements entered into in the ordinary course of business; or

(12)              any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(13)              restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.

SECTION 1014.                   LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

(a)                 The Company will not permit any Restricted Subsidiary that is a Domestic Subsidiary, other than a Guarantor or a special-purpose Restricted Subsidiary formed in connection with the Receivables Facility, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of the Company or any Guarantor (A) if the Notes or such Guarantor’s Guarantee of the Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness under the Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Guarantee of the Notes has been duly executed and authorized and (B) such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) that guarantees the payment of Obligations of the Company or any Restricted Subsidiary under the Senior Credit Facilities or any other Senior Indebtedness and any refunding, refinancing or replacement thereof, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and provided further that any such Senior Indebtedness and any refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act, which private placement provides for registration rights under the Securities Act.

(b)                 Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited hereunder) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

SECTION 1015.                   LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or any Indebtedness of any Guarantor, as the case may be, unless such Indebtedness is either (a) pari passu in right of payment with the Notes or such Guarantor’s Guarantee, as the case may be or (b) subordinate in right of payment to the Notes, or such Guarantor’s Guarantee, as the case may be.  No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

SECTION 1016.                   PURCHASE OF NOTES UPON A CHANGE OF CONTROL.

(a)                 Upon the occurrence of a Change of Control, unless the Company has elected to redeem the Notes in connection with such Change of Control, the Company will make an offer to purchase all or any part (equal to $2,000 or an integral multiples of $1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b)                 Within 30 days following any Change of Control, the Company shall give to each Holder, with a copy to the Trustee, in the manner provided in Section 106 a notice stating:

(1)                 a Change of Control Offer is being made pursuant to this Section entitled “Purchase of Notes upon Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)                 the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the “Change of Control Payment Date”);

(3)                 any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                 unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                 Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                 Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the last day of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing such Holder’s tendered Notes and his election to have such Notes purchased;

(7)                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(8)                 any additional instructions a Holder must follow in order to have its Notes repurchased in accordance with this Section 1016.

(c)                 Prior to complying with the provisions of this Section 1016, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under any outstanding Senior Indebtedness in each case necessary to permit the repurchase of the Notes required by this Section 1016.   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.  A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive binding agreement is in place for the Change of Control at the time the Change of Control Offer is made.  While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of the Depositary, subject to its rules and regulations.  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described hereunder by virtue thereof.

(d)                 On the Change of Control Payment Date, the Company shall, to the extent permitted by law,

(i)                   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(ii)                 deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(iii)                deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(e)                 The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

SECTION 1017.                   LIMITATION ON SALES OF ASSETS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes), that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (b) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $115.0 million and (y) 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision and for no other purpose.

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale (i) to permanently reduce (x) Obligations under the Senior Credit Facilities (and to correspondingly reduce commitments with respect thereto), (y) other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not be then prepaid, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid) or (z) Indebtedness of a Restricted Subsidiary which is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary, (ii) to an investment in (a) any one or more businesses, provided, that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, and/or (iii) to an investment in (a) any one or more businesses, provided, that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary,  (b) properties or (c) assets that, in each of (a), (b) and (c) replace the businesses, properties and assets that are the subject of such Asset Sale;

provided, that in the case of clauses (ii) and (iii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another Acceptable Commitment within nine months of such cancellation or termination.

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer to all Holders, and if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer (the “Offered Price”). Within 10 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall give to each Holder, with a copy to the Trustee, in the manner provided in Section 106 a notice stating:

(i)                   that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

(ii)                 the date of purchase of Notes pursuant to the Asset Sale Offer (the “Asset Sale Purchase Date”), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(iii)                that the Offered Price will be paid to Holders electing to have Notes purchased on the Asset Sale Purchase Date, provided that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

(iv)               any Note not tendered will continue to accrue interest pursuant to its terms;

(v)                 that unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

(vi)               that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

(vii)              that the Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(viii)            the instructions a Holder must follow in order to have his Notes purchased in accordance with this Section 1017.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased in the manner described in Section 1104. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1017, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture.

SECTION 1018.                   STATEMENT BY OFFICERS AS TO DEFAULT.

(a)                 The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 1018(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)                 When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10 million), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of its occurrence.

SECTION 1019.                   COMMISSION REPORTS AND REPORTS TO HOLDERS.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will file with the Commission (and provide the Trustee and Holders with copies thereof (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission), (a) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K) after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and (d) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In the event that any direct or indirect parent corporation of the Company is or becomes a Guarantor of the Notes, this Indenture will permit the Company to satisfy its obligations under this Section 1019 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent corporation; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct and indirect parent corporation and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the Commission of the Exchange Offer Registration Statement and/or Shelf Registration Statement within the time periods specified in the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

SECTION 1020.                   SUSPENSION OF COVENANTS.

(a)                 During any period of time that: (1) the Notes have Investment Grade Ratings from both Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

(A) clause (iv) of Section 801;

(B) Section 1009;

(C) Section 1010;

(D) Section 1012;

(E) Section 1013;

(F) Section 1014;

(G) Section 1015; and

(H) Section 1017.

(collectively, the “Suspended Covenants”).  Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be re-set at zero. In addition, the Guarantees of the Guarantors shall also be suspended as of such date (the “Suspension Date”).  In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees shall be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b)                 On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Sections 1010(a) or 1010(b) (in each case, to the extent such Indebtedness or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 1010(a) or 1010(b), such Indebtedness or Disqualified Stock shall be deemed to have been outstanding on the Issuance Date, so that it is classified as permitted under Section 1010(b)(iii). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1009 shall be made as though Section 1009 had been in effect since the Issuance Date and throughout the Suspension Period, except that no default shall be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.  Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under 1009(a).

(c)                 The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any Covenant Suspension Event.  In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any occurrence of a Reversion Date.  After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.                   REDEMPTION.

The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

SECTION 1102.                   APPLICABILITY OF ARTICLE.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.                   ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

SECTION 1104.                   SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 1105.                   NOTICE OF REDEMPTION.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed. The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(1)                 the Redemption Date,

(2)                 the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3)                 if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(4)                 in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                 that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6)                 the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)                 the name and address of the Paying Agent,

(8)                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)                 the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(10)              the paragraph of the Notes pursuant to which the Notes are to be redeemed.

SECTION 1106.                   DEPOSIT OF REDEMPTION PRICE.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 1107.                   NOTES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1108.                   NOTES REDEEMED IN PART.

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

ARTICLE TWELVE

GUARANTEES

SECTION 1201.       GUARANTEES.

Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on, or Special Interest in respect of, the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1205 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee.  Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Stated Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Stated Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Notation of Guarantee to be executed on each Note by each Guarantor is attached as Exhibit B hereto.

SECTION 1202.       SEVERABILITY.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 1203.       RESTRICTED SUBSIDIARIES.

The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1014 to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior subordinated basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.  Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208, be deemed to refer to all Guarantors, including such Restricted Subsidiary.  Such Guarantee shall be released in accordance with Section 803 and Section 1209.

SECTION 1204.       SUBORDINATION OF GUARANTEES.

The Guarantee issued by any Guarantor shall be unsecured senior subordinated obligations of such Guarantor, ranking pari passu with all other existing and future Pari Passu Indebtedness of such Guarantor, if any.  The Indebtedness evidenced by such Guarantee shall be subordinated on the same basis to Senior Indebtedness of such Guarantor as the Notes are subordinated to Senior Indebtedness under Article Fourteen.

SECTION 1205.       LIMITATION OF GUARANTORS’ LIABILITY.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the

Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1205, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 1206.       CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor.  “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 1207.       SUBROGATION.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 1208.       REINSTATEMENT.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

SECTION 1209.       RELEASE OF A GUARANTOR.

Any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged upon:

(1)                 (A)               any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B)                the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C)                if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(D)                the Legal Defeasance of the Notes under Section 1302 hereof, or the Covenant Defeasance of the Notes under Section 1303 hereof, or if the Company’s obligations under this Indenture are discharged in accordance with Section 401; and

(2)                 such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1210.       BENEFITS ACKNOWLEDGED.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.                   COMPANY’S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company and the Guarantors may, at their option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.                   LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1302, the Company and any Guarantor shall be deemed to have been discharged from the obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith and (D) this Article Thirteen.

Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

SECTION 1303.                   COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, the Company and any Guarantor shall be released from the obligations under any covenant contained in Sections 801 and 802 and in Sections 1006 through 1019 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes will not be outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1304.                   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(i)                   The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of the Indenture who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest due on the Outstanding Notes on the Stated Maturity or on the applicable Redemption Date as the case may be, of such principal, premium, if any, or interest on the Outstanding Notes;

(ii)                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States (which opinion may be subject to customary assumptions and exclusions) shall confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)                in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)               no Default or Event of Default (other than resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(v)                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(vi)               the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(vii)              the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(viii)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305.                   DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and Government Securities so deposited and held in trust are not subject to Article Fourteen.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1306.                   REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

SUBORDINATION OF NOTES

SECTION 1401.                   NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

The Company covenants and agrees, and each Holder, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes and all other Subordinated Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the Issuance Date or thereafter incurred, created, assumed or, except as limited by Section 1014, guaranteed.

SECTION 1402.                   PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities:

(1)                 the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness and to have all outstanding Letter of Credit Obligations fully cash collateralized before the Holders are entitled to receive any payment with respect to the Subordinated Note Obligations (except that Holders may receive (i) Permitted Junior Securities, so long as the rights of holders of Indebtedness under the Senior Credit Facilities are not altered or impaired without their consent and (ii) payments and other distributions made from the trusts described in Article Four or Article Thirteen), so long as such trust at the time of its creation, does not violate the Senior Credit Facilities); and

(2)                 until all Obligations with respect to Senior Indebtedness (as provided in subsection (1) above) are paid in full in cash and all outstanding Letter of Credit Obligations are fully cash collateralized, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Holders may receive (i) Permitted Junior Securities, so long as the rights of holders of Indebtedness under the Senior Credit Facilities are not altered or impaired without their consent and (ii) payments and other distributions made from the trusts described in Article Four or Article Thirteen), so long as such trust at the time of its creation, does not violate the Senior Credit Facilities).

SECTION 1403.                   SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

The Company may not make any payment or distribution to the Trustee or any Holder in respect of Subordinated Note Obligations and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) in the form of Permitted Junior Securities, so long as the rights of the holders of Indebtedness under the Senior Credit Facilities are not altered or impaired without their consent or (ii) payments and other distributions made from the trusts described in Article Four or Article Thirteen, so long as such trust, at the time of its creation, does not violate the Senior Credit Facilities) until all Senior Indebtedness has been paid in full in cash if:

(i)                   a default in the payment of any principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers’ acceptances or fees relating to letters of credit or bankers’ acceptances constituting, Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness (a “payment default”); or

(ii)                 a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity (a “non-payment default”) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Person who may give it pursuant to Section 1413 hereof. No new period of payment blockage may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Agent under the Senior Credit Facilities), the Bank Agent may give another Payment Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(1)                 in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash and all outstanding Letter of Credit Obligations shall have been fully cash collateralized, and

(2)                 in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received (the “Payment Blockage Period”) or (z) the date such Payment Blockage Period shall be terminated by written notice to the Trustee from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their Representative, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 1404.                   ACCELERATION OF NOTES.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 1405.                   WHEN DISTRIBUTION MUST BE PAID OVER.

In the event that the Trustee or any Holder receives any payment or distribution of any Subordinated Note Obligations at a time when such payment or distribution is prohibited by Sections 1402 or 1403, such payment or distribution shall be held by the Trustee or such Holder for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Indebtedness as their interests may appear or to their Representative under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the benefit of holders of Senior Indebtedness, and to fully cash collateralize all outstanding Letter of Credit Obligations.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen, except if such payment or distribution is made as a result of the willful misconduct or gross negligence of the Trustee. Nothing in this Section 1405 shall affect the obligation of any Person other than the Trustee to hold such payment or distribution for the benefit of, and to pay or deliver such payment or distribution over to, the holders of Senior Indebtedness or their Representative.

SECTION 1406.                   NOTICE BY COMPANY.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes that violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Fourteen.

SECTION 1407.                   PAYMENT PERMITTED IF NO DEFAULT.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1402 or under the conditions described in Section 1403, from making payments at any time of principal of (and premium, if any, on) or interest on the Notes.

SECTION 1408.                   SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

Subject to the payment in full of all Senior Indebtedness in cash, the Holders shall be subrogated (equally and ratably with the holders of all Pari Passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Subordinated Note Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 1409.                   PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness. If the Company fails because of this Article to pay principal (or premium, if any) or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 1410.                   TRUSTEE TO EFFECTUATE SUBORDINATION.

Each Holder by his acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Bank Agent (if the Senior Credit Facilities are still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 1411.                   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

If at any time any payment of Obligations with respect to any Senior Indebtedness is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or otherwise, the provisions of Article Fourteen shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

SECTION 1412.                   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Fourteen.

SECTION 1413.                   NOTICE TO TRUSTEE.

(a)                 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this

Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Bank Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

(b)                 Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1414.                   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

SECTION 1415.                   RIGHTS OF TRUSTEE AS A HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEES’ RIGHTS.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1416.                   ARTICLE APPLICABLE TO PAYING AGENTS.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1415 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1417.                   NO SUSPENSION OF REMEDIES.

Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

SECTION 1418.                   MODIFICATION OF TERMS OF SENIOR INDEBTEDNESS.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any agreement, instrument or other document creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any agreement, indenture, instrument or other document under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Fourteen or of the Notes relating to the subordination thereof.

SECTION 1419.                   CERTAIN TERMS.

For purposes of this Article Fourteen, unless the context clearly indicates otherwise, any payment or distribution to the Trustee or any Holder in respect of any Subordinated Note Obligation shall include any payment or distribution of any kind or character from any source, whether in cash, property or securities, by set-off or otherwise, including any repurchase, redemption, defeasance or acquisition of the Notes and any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes.

SECTION 1420.                   TRUST MONEYS NOT SUBORDINATED.

Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Government Securities held in trust under Article Thirteen hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms and conditions of Article Thirteen hereof and not in violation of Section 1403 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ACCURIDE CORPORATION

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	President

ACCURIDE CUYAHOGA FALLS, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	President

ACCURIDE ERIE L.P.

By: AKW General Partner L.L.C., as General Partner

By: Accuride Corporation, as Member

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	President

ACCURIDE HENDERSON LIMITED LIABILITY COMPANY

By: Accuride Corporation, as Member

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	President

ACCURIDE TEXAS INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	President

AKW GENERAL PARTNER L.L.C.

By: Accuride Corporation, as Member

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	President

ERIE LAND HOLDING, INC.

By:	/s/ Elizabeth I. Hamme
	Name:	Elizabeth I. Hamme
	Title:	President

BOSTROM HOLDINGS, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

BOSTROM SEATING, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

BOSTROM SPECIALTY SEATING, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

BRILLION IRON WORKS, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

FABCO AUTOMOTIVE CORPORATION

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

GUNITE CORPORATION

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

GUNITE EMI CORPORATION

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

IMPERIAL GROUP HOLDING CORP. - 1

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

IMPERIAL GROUP HOLDING CORP. - 2

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

IMPERIAL GROUP, L.P.

By: Imperial Group Holding Corp. - 1, Its General Partner

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

JAII MANAGEMENT COMPANY

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

TRUCK COMPONENTS, INC.

By:	/s/ Terrence J. Keating
	Name:	Terrence J. Keating
	Title:	Chairman

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ L. Garcia
	Name:	L. Garcia
	Title:	Assistant Vice President

SCHEDULE I

Accuride Cuyahoga Falls, Inc.

Accuride Erie L.P.

Accuride Henderson Limited Liability Company

Accuride Texas Inc.

AKW General Partner L.L.C.

Bostrom Holdings, Inc.

Bostrom Seating, Inc.

Bostrom Specialty Seating, Inc.

Brillion Iron Works, Inc.

Erie Land Holding, Inc.

Fabco Automotive Corporation

Gunite Corporation

Gunite EMI Corporation

Imperial Group Holding Corp.-1

Imperial Group Holding Corp.-2

Imperial Group, L.P.

JAII Management Company

Transportation Technologies Industries, Inc.

Truck Components, Inc.

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL NOTES,
PRIVATE EXCHANGE NOTES
AND EXCHANGE NOTES

1.             Definitions

1.1           Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means (1) the 8½% Senior Subordinated Notes due 2015 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Notes” means (1) $275,000,000 aggregate principal amount of 8½% Senior Subordinated Notes due 2015 issued on the Issuance Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issuance Date, Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Securities LLC (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means any 8½% Senior Subordinated Notes due 2015 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issuance Date, the Purchase Agreement dated January 26, 2005, among the Company, the Guarantors and Lehman Brothers Inc., on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issuance Date, the Registration Rights Agreement dated January 31, 2005, among the Company, the Guarantors and Lehman Brothers Inc., on behalf of the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

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1.2           Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“IAI Global Note”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.             The Notes.

2.1           (a)  Form and Dating.  The Initial Notes will be offered and sold by the Company pursuant to a Purchase Agreement.  The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional

3

“accredited investor” under the Securities Act that is an institutional accredited investor acquiring the notes for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the notes in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the notes for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository

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and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)           Definitive Notes.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2           Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issuance Date, an aggregate principal amount of $275,000,000 8½% Senior Subordinated Notes due 2015, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 303 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the Company.  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 312 of the Indenture, shall certify that such issuance is in compliance with Section 1010 of the Indenture.

2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(x)                                   to register the transfer of such Definitive Notes; or

(y)                                 to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

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(ii)           if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)           if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)            certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii)           written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase,

6

then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled.  If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note.  The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)          In the event that Global Note is exchanged for Definitive Notes to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with

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such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Restrictions on Transfer of Temporary Regulation S Global Notes.  During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)           Legend.

(i)            Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

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ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(ii)           Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)          After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder’s certificated Initial Note or Private Exchange Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

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(iv)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v)           Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

(f)            Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in

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any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Notes.

(a)           A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct.  Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c)           Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.  In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 507, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1

to Rule 144A / Regulation S / IAI Appendix

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT

PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

2

No.	$

8½% Senior Subordinated Notes due 2015

Accuride Corporation, a Delaware corporation, promises to pay to           , or registered assigns, the principal sum of              Dollars on February 1, 2015.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

ACCURIDE CORPORATION
By

Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By

Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL NOTE]
8½% Senior Subordinated Note due 2015

1.             Principal and Interest; Subordination

The Company will pay the principal of this Note on February 1, 2015.

The Company promises to pay interest and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 8½% per annum (subject to adjustment as provided below).

Interest, and Special Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 1, 2005.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated January 31, 2005, among the Company, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”).

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 31, 2005 [; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date].  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest and Special Interest if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions.  Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney in-fact for such purpose.

2.             Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each February 1 and August 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 1, 2015.

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The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal (premium, if any) and interest by its check payable in such money.  The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent and Note Registrar.

Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Note Registrar.  The Company may change any Paying Agent or Note Registrar upon written notice thereto.  The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.             Indenture.

The Company issued the Notes under an Indenture dated as of January 31, 2005 (the “Indenture”), among the Company, the Guarantors and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Company.  The Indenture does not limit the aggregate principal amount of the Notes.

5.             Redemption.

Optional Redemption.  At any time on or prior to February 1, 2010, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 1, 2010, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

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Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

In addition, until February 1, 2008, the Company may, at its option, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

6.             Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, unless the Company has elected to redeem the Notes in connection with such Change of Control, the Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes and Pari Passu Indebtedness of the Company with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.             Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

8.             Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

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9.             Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.           Discharge and Defeasance Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption Date or Maturity, the Company will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.           Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) incurrence of other Pari Passu Indebtedness; (viii) merger and certain transfers of assets; (ix) purchase of Notes upon a Change in Control; and (x) disposition of proceeds of Asset Sales.  Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.           Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

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14.           Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable; provided, however, that, so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of (1) acceleration of any such Indebtedness under the Senior Credit Facilities, or (2) five Business Days after the giving of written notice of such acceleration to the Company and the Bank Agent.  If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable.  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity satisfactory to it against any cost, liability or expense.  Subject to certain restrictions, the Holders of not less than a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or any Guarantee or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.           Guarantees.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.           Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.           Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

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19.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Holders’ Compliance with the Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.           Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to Accuride Corporation, 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐            to the Company; or

(1)                                      ☐           pursuant to an effective registration statement under the Securities Act of 1933; or

(2)                                      ☐           inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)                                      ☐           outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)                                      ☐           pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

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(5)                                      ☐           to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice:To be executed by an executive officer

12

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized signatory of Trustee or Notes Custodian

13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the box:                ☐

☐  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

14

EXHIBIT 2

to Rule 144A / Regulation S / IAI Appendix

Form of

Transferee Letter of Representation

Accuride Corporation

7140 Office Circle

Evansville, Indiana 47715

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $          principal amount of the 8½% Senior Subordinated Notes due 2015 (the “Notes”) of Accuride Corporation, a Delaware corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of

Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

2

EXHIBIT A

[FORM OF FACE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE] */**/

*/ [If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

**/ [If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.	$

8½% Senior Subordinated Notes due 2015

Accuride Corporation, a Delaware corporation, promises to pay to          , or registered assigns, the principal sum of               Dollars on February 1, 2015.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

ACCURIDE CORPORATION
By

Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK TRUST
COMPANY, N.A.
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By

Authorized Signatory

2

[FORM OF REVERSE SIDE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE]

8½% Senior Subordinated Note due 2015

1.             Principal and Interest; Subordination.

The Company will pay the principal of this Note on February 1, 2015.

The Company promises to pay interest and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 8½% per annum (subject to adjustment as provided below) except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable dates on which the Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods.

Interest, and Special Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 1, 2005.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated January 31, 2005, among the Company, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”).

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor or, if no interest has been paid, from January 31, 2005; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest and Special Interest if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions.  Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney in-fact for such purpose.

3

2.             Method of Payment.

The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each February 1 and August 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 1, 2015.

The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal (premium, if any) and interest by its check payable in such money.  The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent and Note Registrar.

Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Note Registrar.  The Company may change any Paying Agent or Note Registrar upon written notice thereto.  The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.             Indenture.

The Company issued the Notes under an Indenture dated as of January 31, 2005 (the “Indenture”), among the Company, the Guarantors and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Company.  The Indenture does not limit the aggregate principal amount of the Notes.

5.             Redemption.

Optional Redemption.  At any time on or prior to February 1, 2010, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the Redemption Date, subject to the

4

rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 1, 2010, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage

2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

In addition, until February 1, 2008, the Company may, at its option, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Special Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

6.             Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, unless the Company has elected to redeem the Notes in connection with such Change of Control, the Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes and Pari Passu Indebtedness of the Company with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.             Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other

5

things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

8.             Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.             Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.           Discharge and Defeasance Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption Date or Maturity, the Company will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.           Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.           Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) incurrence of other Pari Passu Indebtedness; (viii) merger and certain transfers of assets; (ix) purchase of Notes upon a Change in Control; and (x) disposition of proceeds of Asset Sales.  Within 120 days (or the successor time period then in effect under the rules and

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regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.           Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.           Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable; provided, however, that, so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of (1) acceleration of any such Indebtedness under the Senior Credit Facilities, or (2) five Business Days after the giving of written notice of such acceleration to the Company and the Bank Agent.  If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable.  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable indemnity satisfactory to it against any cost, liability or expense.  Subject to certain restrictions, the Holders of not less than a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or any Guarantee or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.           Guarantees.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.           Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.           Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

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18.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Holders’ Compliance with the Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.           Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to Accuride Corporation, 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                 agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the box:                ☐

☐  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 31, 2005 (the “Indenture”) among Accuride Corporation (the “Company”), the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , 200  , among                    (the “Guaranteeing Subsidiary”), a subsidiary of Accuride Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 31, 2005 providing for the issuance of 8½% Senior Subordinated Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	, 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ACCURIDE CORPORATION

By:
Name:
Title:

[Existing Guarantors]

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

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EXHIBIT D

INCUMBENCY CERTIFICATE

The undersigned,             , being the              of              (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Trust Company, N.A., as Trustee under the Indenture dated as of January 31, 2005, by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the      day of         , 20  .

Name:
Title: